Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

HEXAGON ABS CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware General Corporation Law”) hereby certifies that:

FIRST: The name of this Corporation (hereinafter called the “Corporation”) is Hexagon ABS Corp.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, Delaware 19901.

THIRD: The name of its registered agent in the State of Delaware at such address is National Registered Agents, Inc.

FOURTH: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any of the following acts or activities:

(a) to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts (each, a “Trust”) which will issue and sell bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series, each of which series may consist of one or more classes) (the “Securities”), which Securities will (1) be collateralized or otherwise secured or backed by, or otherwise represent interests in, the equity or assets of such Trust or other collateral pledged as security for or otherwise supporting the Securities and the proceeds thereof, or (2) relate to such Securities described in clause (1), including but not limited to, warrants, options or other rights to purchase or sell such Securities; in each case the Securities of a series which are distributed through one or more public offerings, pursuant to a registration statement (the “Registration Statement”) and a prospectus (as supplemented from time to time, the “Prospectus”) to be prepared and filed by the Corporation, (with the exception of the Subordinated Securities (as defined in Article FOURTH (c)) of such series, which may or not be rated) shall, when issued, be rated in one of the four highest rating categories by any one or more nationally recognized rating agencies;

(b) in connection with the issuance and sale of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with the assets of each Trust or any other collateral;

(c) to arrange or otherwise provide for support for any series of Securities to be issued by the Corporation or any Trust by various forms of credit enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities (the “Subordinated Securities”) are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

(d) to invest certain proceeds from the Securities as determined by the Corporation’s Board of Directors;

(e) to authorize, issue, sell and deliver instruments evidencing the Corporation’s indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Corporation incurs such indebtedness; )

(f) to the extent appropriate, to cause the Trusts to enter into derivative transactions pursuant to swap agreements (each, a “Swap Agreement”) in a form to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration and offering of the Securities under the Securities Act of 1933, as amended (the “Securities Act”) ;

(g) to register the Securities on behalf of each Trust with the SEC under the Registration Statement and to comply with reporting, filing and other requirements applicable to the Trusts under the Securities Act and the Securities Exchange Act of 1934, as amended, and to participate in the sale and distribution of the Securities through one or more broker-dealers (including Affiliates of the Corporation) pursuant to one or more purchase, underwriting or distribution agreements (the “Distribution Agreements”) (the Trust Agreements, together with the Registration Statement, the Prospectus, the Swap Agreements, the Distribution Agreements and other agreements and documents related to the formation of the Trusts and the issuance and distribution of Securities, the “Program Documents”);

(h) to hold, pledge, transfer or otherwise deal with (i) the Securities, including Securities representing a senior interest, subordinated interest or residual interest in one or more of the assets comprising the property held by the related Trust, (ii) any interest in such property that is not evidenced by the Securities (a “Retained Interest”) and (iii) any option or other right with respect to the Securities or the property held by the related Trust;

(i) to loan or invest or otherwise apply proceeds from Debt Securities, funds received in respect of the Securities (including Securities representing senior interests, subordinated interests or residual interests), Retained Interests and any other income;

(j) to borrow money and otherwise incur indebtedness to facilitate any activity authorized herein and to pledge or otherwise grant security interests in its property to secure such borrowing, provided (i) recourse with respect to all such indebtedness is limited to the proceeds of collateral pledged by the Corporation to secure such indebtedness and (ii) the terms of such indebtedness prohibit the creditor from filing or joining in the filing of any complaint or petition with respect to the Corporation and any of the matters set forth in

Paragraph 8(a) below;

(k) to issue capital stock as provided for herein; and

(l) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the Delaware General Corporation Law that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.

FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which are of a par value of one dollar ($1.00) each, and all of which are of one class and are designated as Common Stock.

SIXTH: Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

EIGHTH: Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without satisfaction of the Rating Agency Condition (as defined below), do any of the following:

(a) engage in any business or activity other than the business and activities which the Corporation is permitted to engage in under Article Fourth;

(b) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than in connection with the issuance of Securities and other than indebtedness incurred pursuant to an agreement with an affiliate to support any obligation of the Corporation;

(c) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

(i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and punctual payment of, and all obligations of the Corporation in connection with indebtedness of the Corporation, and has a Certificate of Incorporation containing provisions identical to the provisions of Article Fourth, this Article Eighth, Article Ninth, Article Eleventh and Article Fourteenth; and

(ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness.

“Rating Agency Condition” means, with respect to any action, that each nationally recognized rating agency that has rated the Securities (each, a “Rating Agency”) shall have been given 10 days’ prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Corporation in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Securities.

NINTH: (a) The affairs of the Corporation shall be managed by a Board of Directors consisting of at least three members. At least one Director of the Corporation (an “Independent Director”) shall be none of (i) a director, officer, employee or 10% beneficial owner of the outstanding common stock, of any person or entity owning beneficially more than 10% of the outstanding shares of Common Stock of the Corporation (an “Affiliated Entity”) or (ii) a director, officer, employee or 10% beneficial owner of the outstanding common stock, of any such Affiliated Entity’s subsidiaries or affiliates other than the Corporation. For purposes hereof, an “Affiliate” shall mean any person controlled by, controlling or under common control with another person and the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or otherwise.

(b) Without the affirmative vote of 100% of the members of the Board of Directors of the Corporation (including at least one Independent Director), institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

TENTH: The Corporation is to have perpetual existence.

ELEVENTH: The Corporation shall not amend, alter, change or repeal Articles Fourth, Seventh, Eighth, Ninth, this Article Eleventh or Fourteenth without satisfying the Rating Agency Condition. Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH: No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. This Article shall not eliminate or limit the liability of such director of any act or omission occurring prior to the date when this Article becomes effective. If the Delaware General Corporation Law is amended hereafter to further eliminate or limit the personal liability of directors, the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended.

THIRTEENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

FOURTEENTH: The Corporation shall take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third Persons that the Corporation is an entity with assets and liabilities distinct from those of HSBC Markets (USA) Inc. (“HSBC”), its other Affiliates and any other Person, and that the Corporation is not a division of HSBC, its other Affiliates or any other Person. Without limiting the generality of the foregoing, the Corporation shall take the following actions:

(a) the Corporation shall maintain a separate principal office through which its business shall be conducted, which office may be located in the headquarters of HSBC;

(b) the Corporation shall pay its own expenses and shall not hold itself out as being liable for the debts of any other party;

(c) the Corporation shall not form, or cause to be formed, any subsidiaries;

(d) the Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

(e) the Corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of its HSBC or any other Person;

(f) the Corporation shall compensate each of its employees, consultants and agents from the Corporation’s own funds for services provided to the Corporation, except as provided in any services agreement between the Corporation and HSBC or its other Affiliates (each, a “Services Agreement”). HSBC or its other Affiliates may act as agents of the Corporation only through express agencies created by arm’s length agreements and any such agencies will be conducted only on a fully disclosed basis and for fair compensation.

Accountants and attorneys will be fairly compensated by the Corporation for their fees and other charges as agreed to by the Corporation and such accountants or attorneys as applicable;

(g) the Corporation shall pay from its own assets all obligations of any kind incurred by the Corporation, recognizing, however, that certain organizational expenses of the Corporation have been or shall be paid by HSBC or its other Affiliates;

(h) the Corporation shall take all appropriate action necessary to maintain its existence in good standing under the laws of the State of Delaware. The Corporation shall conduct its own business in its own name and shall observe all customary formalities, including holding regular meetings of its Board of Directors to authorize all of its corporate actions and its stockholders and maintaining current minute books. Regular meetings of the Board of Directors and stockholders shall be held at least annually;

(i) the Corporation shall allocate fairly and reasonably any overhead for shared office space;

(j) any financial statements of any Affiliate of the Corporation which are consolidated to include the Corporation shall contain detailed notes clearly stating that (i) all of the Corporation’s assets are owned by the Corporation and (ii) the Corporation is a separate corporate entity with its own separate creditors which will be entitled to be satisfied out of the Corporation’s assets prior to any asset of the Corporation becoming available to the holder of any stock of the Corporation;

(k) the Corporation shall not commingle its assets or funds with those of any of its Affiliates or of any other corporation. The Corporation’s assets shall be separately identified and segregated. All of the Corporation’s assets shall at all times be held by or on behalf of the Corporation, and, if held on behalf of the Corporation by another entity, shall be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. The Corporation shall strictly observe corporate formalities in its dealings with each of its Affiliates. The Corporation shall not maintain joint bank accounts or other depository accounts to which any of its Affiliates has independent access;

(l) the Corporation shall not, directly or indirectly, be named and shall not enter into an agreement to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any of its Affiliates;

(m) the Corporation shall maintain arm’s length relationships with each of its Affiliates. All business transactions entered into by the Corporation with any of its Affiliates shall be on terms that are not more or less favorable to the Corporation than the terms and conditions that could have been obtained, under similar circumstances, from unaffiliated persons. In addition, except for transactions under any Services Agreement, purchases of assets by the Corporation for the purposes of the formation of Trusts and issuance of Securities pursuant to the Program Documents, derivative transactions under Swap Agreements, sales of Securities by the Corporation to or through its broker-dealer Affiliates pursuant to a Distribution Agreement and other transactions contemplated by the Program Documents in the ordinary course of the

Corporation’s business, all business transactions entered into by the Corporation with any of its Affiliates shall be approved by the unanimous written consent of the Corporation’s Board of Directors. The Corporation shall pay its own liabilities out of its own funds. Neither the Corporation nor any of its Affiliates shall guarantee the debts of the other, shall pledge, or grant a security interest in or lien upon, its assets for the benefit of the other, or shall be or shall hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other;

(n) the annual financial statements of the Corporation shall disclose, in accordance with generally accepted accounting principles, any transactions between the Corporation and any of its Affiliates;

(o) the Corporation shall retain as its auditors a nationally recognized firm of certified public accountants; and

(p) the Corporation shall operate in such a manner that it would not be substantively consolidated with any other entity.

FIFTEENTH: The incorporator of the Corporation is Michael Doak, whose mailing address is c/o Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the Corporation, does make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of January, 2005.

/s/ Michael Doak
Incorporator, Michael Doak